FOURTH AMENDMENT
TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS FOURTH AMENDMENT dated this 14th day of August, 2009, to the Transfer Agent Servicing Agreement dated as of August 10, 2004, as amended August 15, 2005, June 8, 2007 and October 8, 2007, (the "Agreement"), is entered into by and between Intrepid Capital Management Funds Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees; and

WHEREAS, Paragraph 9 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

INTREPID CAPITAL MANAGEMENT	U.S. BANCORP FUND SERVICES, LLC
FUNDS TRUST

By: /s/ Mark F. Travis	By: /s/ Michael R. McVoy

Name: Mark F. Travis	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit B to the Transfer Agent Servicing Agreement

Intrepid Capital Management TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE Effective in Conjunction with the Launch of the Intrepid Small Cap Class I

Service Charges to the Fund*
Annual Shareholder Account Fee (see minimum)
◆ No-Load  - $[__] /account
◆ Closed Accounts - $[__]/account
Annual Minimum
◆ $[__]Intrepid Capital Fund
◆ $[__]Intrepid Small Cap Fund
◆ Intrepid  Small Cap Fund Class I
 $[__]
 $[__]beginning October 1, 2010
 $[__]beginning October 1, 2011
◆ $[__]Intrepid Income Fund
◆ $[__]Intrepid All Cap Fund

Activity Charges
◆ Telephone Calls - $[__]/minute
◆ AML New Account Service - $[__]/new domestic
accounts and $[__]/new foreign account;
$[__]/shareholder verification
◆ Omnibus Account Transaction $[__]/transaction
◆ Daily Valuation Trades $[__]/trade
◆ ACH/EFT Shareholder Services:
$[__]/month/fund group
$[__]/ACH item, setup, change
$[__]/correction, reversal

Literature Fulfillment Services
◆ Account Management
$[__]/month (account management, lead
reporting and database administration)
◆ Out-Of-Pocket Expenses
        Kit and order processing expenses, postage
        And printing

* Subject to CPI increase, Milwaukee MSA.

Qualified Plan Fees (Billed to Investors)
◆ $[__]/qualified plan acct (Cap at $[__]SSN)
◆ $[__]/Coverdell ESA acct (Cap at $[__]/SSN)
◆ $[__]/transfer to successor trustee
◆ $[__]/participant distribution (Excluding SWPs)
◆ $[__]/refund of excess contribution

Shareholder Fees (Billed to Investors)
◆ $[__]/outgoing wire transfer
◆ $[__]/overnight delivery
◆ $[__]/telephone exchange
◆ $[__]/return check or ACH
◆ $[__]/stop payment
◆ $[__]/research request per account (Cap at
    $[__]/request) (For requested items of the second
 calendar year [or previous] to the request)

 Out-of-pocket Costs - Including but not limited to:
◆ Telephone toll-free lines, call transfers, etc.
◆ Mailing, sorting and postage
◆ Stationery, envelopes
◆ Programming, special reports
◆ Insurance, record retention, microfilm/fiche
◆ Proxies, proxy services
◆ Lost shareholder search
◆ ACH fees
◆ NSCC charges
◆ All other out-of-pocket expenses